SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT





                Date of Report (Date of earliest event reported).
                                  July 25, 1997



                        National Lease Income Fund 6 L.P.
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             (Exact name of registrant as specified in its charter)



       Delaware                         0-15643                 13-3275922
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(State or other jurisdiction          Commission             (I.R.S. Employer
of incorporation)                     File Number             I.D. Number)




                   411 West Putnam Avenue, Greenwich, CT 06830
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               (Address of principal executive offices) (Zip Code)



       Registrant's Telephone Number including area code: (203) 862-7000

ITEM 1.  Changes in Control of Registrant

On July 25, 1997, Wexford Management LLC ("Wexford"), the administrator for Presidio Capital Corp. ("Presidio"), the parent company of ALI Equipment Management Corp., ALI Capital Corp. and Presidio Boram Corp., the Managing, Corporate and Associate General Partners, respectively, of National Lease Income Fund 6 L.P. (the "Partnership") and Integrated Resources Equipment Group, Inc., received notice from Presidio Holding Company, LLC, which stated that it was the holder of 63% of the outstanding Class A common shares of Presidio, that it was seeking to remove the three current Class A directors and replacing them with Edward Scheetz, David Hamamoto and David King effective as of 12:00 p.m. on September 2, 1997. Wexford has not determined whether Presidio Holding Company, LLC has the right to seek and obtain removal or replacement of the current Class A directors pursuant to such notice. If such holder's ownership is confirmed, the other Class A shareholders will be entitled to certain representation on the Board.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               National Lease Income Fund 6 L.P.
                                        By:    ALI Equipment Management Corp.
                                               Managing General Partner



                                               /s/Douglas J. Lambert
                                               ---------------------
                                               Douglas J. Lambert
                                               President (Principal Executive
                                               and Financial Officer)








Date: August 7, 1997